 Exhibit 99.3

521 E, 2nd Street, Suite 1000 · Tulsa, Oklahoma 74120 · (918) 513-4570 · Fax: (918) 513-4571

www.vitalenergy.com

Vital Energy Commences Tender Offers For a Portion of Its Senior Notes Due 2028 and Its Senior Notes Due 2030

TULSA, OK – March 14, 2024 – Vital Energy, Inc. (NYSE: VTLE) (“Vital Energy” or the “Company”) today announced that it has commenced cash tender offers (the “Tender Offers”) to purchase for cash up to $550.0 million aggregate principal amount (the “Aggregate Maximum Tender Amount”) of the outstanding notes listed in the table below, provided that the Company will not accept for purchase more than $475.0 million (the “2028 Cap”) of its 10.125% senior notes due 2028 (the “2028 Notes”) and $75.0 million (the “2030 Cap” and, together with the 2028 Cap, the “Series Caps”) of its 9.750% senior notes due 2030 (the “2030 Notes” and, together with the 2028 Notes, the “Tender Notes”), subject to certain conditions.

The terms and conditions of the Tender Offers are described in an Offer to Purchase, dated March 14, 2024 (the “Offer to Purchase”). Vital Energy intends to fund the purchase of Tender Notes with the net proceeds from Vital Energy’s concurrent offering of $575.0 million aggregate principal amount of senior notes due 2032 (the “New Notes”), which was also announced by Vital Energy today, together with existing corporate liquidity, if needed. The following table sets forth certain terms of the Tender Offers:

				Dollars per $1,000 Principal Amount of Notes
Title of Notes	CUSIP Numbers / ISIN	Aggregate Principal Amount Outstanding(1)	Series Cap	Tender Offer Consideration(2)	Early Tender Premium	Total Consideration(2)(3)
10.125% Senior Notes due 2028	516806AG1 / US516806AG11	$700,309,000	$475,000,000	$1,001.88	$50.0	$1,051.88
9.750% Senior Notes due 2030	516806AJ5 / US516806AJ59	$500,000,000	$75,000,000	$1,042.50	$50.0	$1,092.50

(1)	As of the date of this Tender Offer.

(2)	Holders will also receive accrued and unpaid interest from the applicable last interest payment with respect to the Tender Notes accepted for purchase to, but not including, the Early Settlement Date (as defined below) or the Final Settlement Date (as defined below), as applicable.

(3)	Includes the Early Tender Premium.

Each of the Tender Offers is scheduled to expire at 5:00 p.m., New York City time, at the end of April 11, 2024, unless extended or earlier terminated (the “Expiration Date”). Holders who validly tender their Tender Notes prior to the Expiration Date will be eligible to receive consideration equal to the Tender Offer Consideration (as defined below), subject to the Aggregate Maximum Tender Amount, the Series Caps and proration, for each $1,000 principal amount of Tender Notes, plus accrued and unpaid interest from the most recent interest payment date for the applicable Tender Notes up to, but not including, the Early Settlement Date (as defined below) or the Final Settlement Date (as defined below), as applicable.

Tender Notes tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on March 27, 2024 (such date and time, as it may be extended, the “Early Tender Date”) and accepted for purchase will receive the applicable total consideration for that series as shown in the table above (the “Total Consideration”), including the early tender premium for such series of Tender Notes (the “Early Tender Premium”). Holders of Notes tendering their Notes after the Early Tender Date will only be eligible to receive the applicable tender offer consideration for such series of Tender Notes set forth in the table above (with respect to each series of Tender Notes, the “Tender Offer Consideration”), which is the applicable Total Consideration less the Early Tender Premium.

The consummation of the Tender Offers is not conditioned upon any minimum amount of Notes being tendered for purchase. However, each of the Offers is subject to the satisfaction of certain conditions, including the completion of the offering of not less than $575.0 million aggregate principal amount of the New Notes and certain other customary conditions.

Provided that the conditions to the applicable Tender Offer have been satisfied or waived, and assuming acceptance for purchase by Vital Energy of Tender Notes validly tendered pursuant to the Tender Offers, (i) payment for applicable Tender Notes validly tendered at or prior to the applicable Early Tender Date and purchased in the applicable Tender Offer will be made on the settlement date that is expected to be the second business day following the applicable Early Tender Date, or as promptly as practicable thereafter (with respect to each series of Notes, the “Early Settlement Date”) and (ii) payment for any applicable Tender Notes validly tendered after the applicable Early Tender Date, but at or prior to the applicable Expiration Date, and purchased in the applicable Tender Offer will be made on the settlement date that is expected to be the second business day following the applicable Expiration Date, or as promptly as practicable thereafter (with respect to each series of Tender Notes, the “Final Settlement Date” and, together with the related “Early Settlement Date”, the “Settlement Dates”).

Subject to the Aggregate Maximum Tender Amount, the applicable Series Caps and proration, the Tender Notes tendered at or prior to the Early Tender Date will be accepted for purchase with priority over Tender Notes tendered after the Early Tender Date, but at or prior to the Expiration Date.

Acceptance for tenders of any Tender Notes may be subject to proration if the aggregate principal amount for any series of Tender Notes validly tendered and not validly withdrawn would cause the Aggregate Maximum Tender Amount to be exceeded. Acceptance for tenders of the 2028 Notes or the 2030 Notes may also be subject to proration if the aggregate principal amount of the 2028 Notes or the 2030 Notes, as applicable, validly tendered and not validly withdrawn is greater than the applicable Series Cap. Furthermore, if the Tender Offers are fully subscribed as of the Early Tender Date, Tender Notes validly tendered after the Early Tender Date will not be accepted for purchase and there will be no Final Settlement Date.

The complete terms and conditions of each Tender Offer is described in the Offer to Purchase, copies of which may be obtained from Global Bondholder Services Corporation (“GBS”), the Depositary and Information Agent, by calling (212) 430-3774 (banks and brokers) or (855) 654-2014 (all others), or visiting http://www.gbsc-usa.com/vital online.

BofA Securities will act as the sole dealer manager for the Tender Offers. Any questions regarding the terms of the Tender Offers should be directed to the lead dealer manager at BofA Securities by calling (888) 292-0070 (toll free) or (980) 287-6959 (collect) or by emailing debt.advisory@bofa.com.

This press release is for informational purposes only and does not constitute an offer to purchase or sell, a solicitation of an offer to purchase or sell or a notice of redemption with respect to any securities, including the Tender Notes or the New Notes. Each of the Tender Offers is being made solely by the Offer to Purchase. The Tender Offers are not being made to holders of Tender Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

About Vital Energy

Vital Energy, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. The Company’s business strategy is focused on the acquisition, exploration and development of oil and natural gas properties in the Permian Basin of West Texas.

Forward-Looking Statements

This press release contains forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that Vital Energy assumes, plans, expects, believes, intends, projects, indicates, enables, transforms, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Such statements are not guarantees of future performance and involve risks, assumptions and uncertainties. General risks relating to Vital Energy include, but are not limited to, continuing and worsening inflationary pressures and associated changes in monetary policy that may cause costs to rise; changes in domestic and global production, supply and demand for commodities, including as a result of actions by the Organization of Petroleum Exporting Countries and other producing countries (“OPEC+”) and the Russian-Ukrainian or Israeli-Hamas military conflicts, the decline in prices of oil, natural gas liquids and natural gas and the related impact to financial statements as a result of asset impairments and revisions to reserve estimates, reduced demand due to shifting market perception towards the oil and gas industry; competition in the oil and gas industry; the ability of the Company to execute its strategies, including its ability to successfully identify and consummate strategic acquisitions at purchase prices that are accretive to its financial results and to successfully integrate acquired businesses, assets and properties, pipeline transportation and storage constraints in the Permian Basin, the effects and duration of the outbreak of disease, and any related government policies and actions, long-term performance of wells, drilling and operating risks, the possibility of production curtailment, the impact of new laws and regulations, including those regarding the use of hydraulic fracturing, and under the Inflation Reduction Act (the “IRA”), including those related to climate change, the impact of legislation or regulatory initiatives intended to address induced seismicity on our ability to conduct our operations; uncertainties in estimating reserves and production results; hedging activities, tariffs on steel, the impacts of severe weather, including the freezing of wells and pipelines in the Permian Basin due to cold weather, possible impacts of litigation and regulations, the impact of Vital Energy’s transactions, if any, with its securities from time to time, the impact of new environmental, health and safety requirements applicable to Vital Energy’s business activities, the possibility of the elimination of federal income tax deductions for oil and gas exploration and development and imposition of any additional taxes under the IRA or otherwise, and other factors, including those and other risks described in its Annual Report on Form 10-K for the year ended December 31, 2023 and those set forth from time to time in other filings with the Securities and Exchange Commission (“SEC”). These documents are available through Vital Energy’s website at www.vitalenergy.com under the tab “Investor Relations” or through the SEC’s Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. Any of these factors could cause Vital Energy’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, Vital Energy can give no assurance that its future results will be as estimated. Any forward-looking statement speaks only as of the date on which such statement is made. Vital Energy does not intend to, and disclaims any obligation to, correct, update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

###

Investor Contact:

Ron Hagood

918.858.5505

ir@vitalenergy.com

4